Exhibit (h)(6)

RIF Aggressive Equity

Advisory Fee Waiver

4/30/08 to 4/30/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Aggressive Equity Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 30, 2010, 0.06% of its 0.90% advisory fee for the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 30, 2010, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Non-U.S.

Advisory Fee Waiver

4/30/09 to 4/30/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Non-U.S. Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 30, 2010, 0.06% of its 0.90% advisory fee for the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 30, 2010, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Core Bond

Advisory Fee Waiver

4/30/09 to 4/30/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

RE:	Russell Investment Funds — Core Bond Fund (the “Fund”)

Dear Mr. Swanson:

Russell Investment Management Company (“RIMCo”), as adviser of the Fund, agrees to waive, until April 30, 2010, 0.07% of its 0.55% advisory fee for the Fund.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after April 30, 2010, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Greg Stark
President

Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson
Treasurer and Chief Accounting Officer

RIF Funds of Funds

Direct Expense Cap

04/30/09 – 04/30/10

April 30, 2009

Mr. Mark E. Swanson

Treasurer

Russell Investment Funds

909 A Street

Tacoma, WA 98402

Re:	Russell Investment Funds - Conservative Strategy Fund, Moderate Strategy Fund, Balanced Strategy Fund, Growth Strategy Fund and Equity Growth Strategy Fund (the “Funds”)

Dear Mr. Swanson:

Until April 30, 2010, Russell Investment Management Company (“RIMCo”), as adviser to the Funds, agrees to waive up to the full amount of its 0.20% advisory fee for the Funds and then to reimburse each Fund for other direct Fund-level expenses to the extent that direct Fund-level expenses exceed 0.10% of the average daily net assets of the Funds on an annual basis.

Direct Fund-level expenses for the Funds do not include the expenses of other investment companies in which the Fund invests which are borne indirectly by the Fund or extraordinary expenses.

This agreement (1) supersedes any prior waiver or reimbursement arrangements, (2) may not be terminated during the relevant period except at the Board’s discretion and (3) may, at RIMCo’s option, continue after the relevant period, but may be revised or eliminated at any time thereafter without notice.

If this arrangement is acceptable to you, please sign below to indicate your acceptance and agreement and return a copy of this letter to me.

Sincerely,

RUSSELL INVESTMENT
MANAGEMENT COMPANY

By:
Greg J. Stark, President
Accepted and Agreed:

RUSSELL INVESTMENT FUNDS

By:
Mark E. Swanson, Treasurer